Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580	FAX (713) 651-0849
1100 LOUISIANA STREET SUITE 4600 HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

We hereby consent to (a) the incorporation by reference into the Registration Statement on Form S-1 (File No. 333-184036) (the “Registration Statement”) of ZaZa Energy Corporation (the “Company”) of our report, and all references thereto, dated March 1, 2013 relating to the proved and probable reserves attributable to certain assets owned by ZaZa Energy, LLC, a subsidiary of the Company and (b) all references to our firm, in the form and context in which such references appear, in the Registration Statement.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
November 12, 2013

SUITE 600, 1015 4TH STREET, S.W. CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550 DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258